      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------
                                RAILAMERICA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 65-0328006
--------------------------------------   ---------------------------------------
   (State or other jurisdiction of                  (IRS Employer
    incorporation or organization)              Identification Number)

                        5300 BROKEN SOUND BOULEVARD, N.W.
                            BOCA RATON, FLORIDA 33487
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                    RAILAMERICA, INC. 1992 STOCK OPTION PLAN
                   RAILAMERICA, INC. 1995 STOCK INCENTIVE PLAN
         RAILAMERICA, INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
          RAILAMERICA, INC. 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN
                       GARY O. MARINO EMPLOYMENT AGREEMENT
                 RAILAMERICA, INC. STOCK OPTION AGREEMENT FOR*
--------------------------------------------------------------------------------
                            (Full title of the Plan)

             *(FOR THE PARTIES TO THE RAILAMERICA, INC. STOCK OPTION AGREEMENTS, PLEASE SEE "PARTIES TO THE RAILAMERICA, INC. STOCK OPTION
                      AGREEMENTS," ON THE FOLLOWING PAGE.)

                                 GARY O. MARINO
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                RAILAMERICA, INC.
                        5300 BROKEN SOUND BOULEVARD, N.W.
                            BOCA RATON, FLORIDA 33487
                     (Name and address of agent for service)

                                 (561) 994-6015
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                               FERN S. WATTS, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0692
                               -------------------
                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                                       AMOUNT TO BE      OFFERING PRICE         AGGREGATE         REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED            REGISTERED(1)    PER SHARE (2)-(7)  OFFERING PRICE(2)-(7)      FEE
---------------------------------------------------  ----------------  ------------------  --------------------- --------------
Common Stock, $.001 par value, underlying options
   previously issued under the 1992 Stock Option
   Plan............................................     30,000 shares           (2)         $      105,000(2)     $   26.25
---------------------------------------------------  ----------------  ------------------  --------------------- ---------------
Common Stock, $.001 par value, underlying options
   previously issued under the 1995 Stock
   Incentive Plan..................................    223,750 shares           (3)         $    1,068,375(3)     $  267.09
---------------------------------------------------  ----------------  ------------------  --------------------- ---------------
Common Stock, $.001 par value, underlying options
   or other awards previously issued or to be
   issued under the 1995 Non-Employee Director
   Stock Option Plan...............................    750,000 shares           (4)         $    5,834,375(4)     $1,458.59
---------------------------------------------------  ----------------  ------------------  --------------------- ---------------
Common Stock, $.001 par value, underlying options
   previously issued or to be issued under the
   1998 Executive Incentive Compensation Plan......  2,450,158 shares           (5)         $20,762,115.06(5)     $5,190.53

                                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT OF
                                                     AMOUNT TO BE      OFFERING PRICE         AGGREGATE           REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED          REGISTERED(1)    PER SHARE (2)-(7)  OFFERING PRICE(2)-(7)        FEE
--------------------------------------------------- ---------------- ------------------- ---------------------   --------------
Common Stock, $.001 par value, underlying options
   previously issued  under Gary O. Marino
   Employment Agreement ......................        262,500 shares          (6)         $ 988,750(6)           $   247.19
--------------------------------------------------- ---------------- ------------------- ---------------------   --------------
Common Stock, $.001 par value, underlying options
   previously issued under Stock Option
   Agreements for each of the parties listed
   under "Parties to RailAmerica, Inc. Stock
   Option Agreements" on following page.......        389,146 shares          (7)         $2,950,455(7)          $   737.61
=================================================== ================ =================== =====================   ==============


---------------
(1) This Registration Statement also includes an indeterminable number of additional shares of Common Stock (as defined below) that may become issuable under the plans and agreements set forth herein by virtue of anti-dilution provisions provided for in such plans and agreements.

(2) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the exercise price of $3.50 with respect to options to purchase an aggregate of 30,000 shares of the common stock, par value $.001, of the Company (the "Common Stock") granted under the 1992 Stock Option Plan (the "1992 Plan").

(3) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act on the basis of (i) the exercise price of $3.50 with respect to options to purchase an aggregate of 29,000 shares of Common Stock granted under the 1995 Stock Incentive Plan (the "1995 Plan"), (ii) the exercise price of $3.625 with respect to options to purchase an aggregate of 5,000 shares of Common Stock granted under the 1995 Plan and (iii) the exercise price of $5.00 with respect to options to purchase an aggregate of 189,750 shares of Common Stock granted under the 1995 Plan.

(4) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act on the basis of, (i) the exercise price of $3.50 with respect to options to purchase an aggregate of 60,000 shares of Common Stock granted under the 1995 Non-Employee Director Stock Option Plan (the "Directors Plan"), (ii) the exercise price of $4.19 with respect to options to purchase an aggregate of 50,000 shares of Common Stock granted under the Directors Plan, (iii) the exercise price of $4.81 with respect to options to purchase an aggregate of 50,000 shares of Common Stock granted under the Directors Plan, (iv) the exercise price of $6.125 with respect to options to purchase an aggregate of 25,000 shares of Common Stock granted under the Directors Plan, (v) the exercise price of $6.50 with respect to options to purchase an aggregate of 35,000 shares of Common Stock granted under the Directors Plan, (vi) the exercise price of $7.75 with respect to options to purchase an aggregate of 100,000 shares of Common Stock granted under the Directors Plan, (vii) the exercise price of $8.75 with respect to options to purchase an aggregate of 25,000 shares of Common Stock granted under the Directors Plan, (viii) the exercise price of $9.00 with respect to options to purchase an aggregate of 250,000 shares of Common Stock granted under the Directors Plan and (ix) the average of the high and low prices reported on the NASDAQ National Market System (equaling $10.00 per share) of the Common Stock on April 4, 2001, with respect to options to purchase 155,000 shares of Common Stock to be granted under the Directors Plan.

(5) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act on the basis of (i) the exercise price of $6.00 with respect to options to purchase an aggregate of 50,000 shares of Common Stock granted under the 1998 Executive Incentive Compensation Plan (the "1998 Plan"), (ii) the exercise price of $6.06 with respect to options to purchase an aggregate of 5,000 shares of Common Stock granted under the 1998 Plan, (iii) the exercise price of $6.125 with respect to options to purchase an aggregate of 76,000 shares of Common Stock granted under the 1998 Plan, (iv) the exercise price of $6.25 with respect to options to purchase an aggregate of 70,000 shares of Common Stock granted under the 1998 Plan, (v) the exercise price of $6.50 with respect to options to purchase an aggregate of 272,558 shares of Common Stock granted under the 1998 Plan, (vi) the exercise price of $7.00 with respect to options to purchase an aggregate of 10,000 shares of Common Stock granted under the 1998 Plan, (vii) the exercise price of $7.25 with respect to options to purchase an aggregate of 75,000 shares of Common Stock granted under the 1998 Plan, (viii) the exercise price of $7.75 with respect to options to purchase an aggregate of 270,000 shares of Common Stock granted under the 1998 Plan, (ix) the exercise price of $7.8438 with respect to options to purchase an aggregate of 24,289 shares of Common Stock granted under the 1998 Plan, (x) the exercise price of $8.00 with respect to options to purchase an aggregate of 75,000 shares of Common Stock granted under the 1998 Plan, (xi) the exercise price of $8.75 with respect to options to purchase an aggregate of 201,000 shares of Common Stock granted under the 1998 Plan, (xii) the exercise price of $9.00 with respect to options to purchase an aggregate of 675,000 shares of Common Stock granted under the 1998 Plan, (xiii) the exercise price of $9.50 with respect to options to purchase an aggregate of 75,000 shares of Common Stock granted under the 1998 Plan and (xiv) the average of the high and low prices reported on the NASDAQ National Market System (equaling $10.00 per share) of the Common Stock on April 4, 2001 with respect to options to purchase or other awards pertaining to 571,311 shares of Common Stock to be granted under the 1998 Plan.

(6) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the exercise price of $3.40 with respect to options to purchase an aggregate of 87,500 shares of Common Stock granted under the Employment Agreement, made as of March 1, 1994 by and between Gary O. Marino and the Registrant, (the "1994 Employment Agreement"), (ii) the exercise price of $3.75 with respect to options to purchase an aggregate of 87,500 shares of Common Stock granted under the 1994 Employment Agreement and (iii) the exercise price of $4.15 with respect to options to purchase an aggregate of 87,500 shares of Common Stock granted under the 1994 Employment Agreement.

(7) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act on the basis of the exercise prices of the grants of options as set forth directly adjacent to the name of each party set forth on the following page under "Parties to the RailAmerica, Inc. Stock Option Agreements" with respect to options to purchase an aggregate number of shares of Common Stock as set forth directly adjacent to the name of each party.

            PARTIES TO THE RAILAMERICA, INC. STOCK OPTION AGREEMENTS

                                             # OF OPTIONS     EXERCISE PRICE OF
                                             GRANTED UNDER     OPTIONS GRANTED         DATE OF STOCK
            NAME OF PARTY                      AGREEMENT       UNDER AGREEMENT       OPTION AGREEMENT
--------------------------------------       -------------    -----------------      ----------------
W. Graham Claytor .................              10,000            $ 3.65                 3/15/96
Donald Redfearn ...................              50,000            $ 5.00                 11/1/96
Al Sauer ..........................               5,000            $ 5.00                 11/1/96
Gregory Jordan ....................               3,500            $6.125                 6/30/98
Tom Smith .........................               3,500            $6.125                 6/30/98
Wes Chandler ......................               3,000            $6.125                 6/30/98
Raymond Schakel ...................               1,500            $6.125                 6/30/98
Steve Gould .......................               1,250            $6.125                 6/30/98
Ronnie Cole .......................               1,250            $6.125                 6/30/98
Norman McInis .....................               1,250            $6.125                 6/30/98
Lewis Smith .......................                 416            $6.125                 6/30/98
Sherman Robertson .................                 416            $6.125                 6/30/98
Gary Wasney .......................               1,250            $6.125                 6/30/98
Lynn Gohlke .......................               1,000            $6.125                 6/30/98
Barbara Terrell ...................               1,000            $6.125                 6/30/98
Cody Cooper .......................                 667            $6.125                 6/30/98
Gilbert Guajando ..................               1,000            $6.125                 6/30/98
John Cope .........................               1,000            $6.125                 6/30/98
Melinda Ivy .......................               1,000            $6.125                 6/30/98
Stephanie Cooper ..................                 667            $6.125                 6/30/98
Jeb McCellan ......................               1,000            $6.125                 6/30/98
Fred Gould ........................               1,000            $6.125                 6/30/98
Richard Pafford ...................               1,000            $6.125                 6/30/98
Mike Coward .......................               1,000            $6.125                 6/30/98
John Loden ........................               1,000            $6.125                 6/30/98
Lester Evans ......................               1,000            $6.125                 6/30/98
Liz Reinhardt .....................               1,000            $6.125                 6/30/98
David Saunders ....................               1,000            $6.125                 6/30/98
John Goulant ......................               1,000            $6.125                 6/30/98
Wayne August ......................               3,500            $6.125                 6/30/98
Marc Jacobowitz ...................               3,500            $6.125                 6/30/98
Robert Parker .....................               3,500            $6.125                 6/30/98
Al Sauer ..........................               3,500            $6.125                 6/30/98
Tracy Trent .......................               3,000            $6.125                 6/30/98
Mark Garvin .......................               2,500            $6.125                 6/30/98

                                             # OF OPTIONS     EXERCISE PRICE OF
                                             GRANTED UNDER     OPTIONS GRANTED         DATE OF STOCK
            NAME OF PARTY                      AGREEMENT       UNDER AGREEMENT       OPTION AGREEMENT
--------------------------------------       -------------    -----------------      ----------------
Harry Krog ........................               1,500            $6.125                 6/30/98
R. Mike Bobic .....................               1,500            $6.125                 6/30/98
Jeff Luttermoser ..................               1,500            $6.125                 6/30/98
Dorothy Singer ....................               1,500            $6.125                 6/30/98
Chris Benson ......................               1,000            $6.125                 6/30/98
Robin Bergeron ....................               1,500            $6.125                 6/30/98
David McCloud .....................               1,500            $6.125                 6/30/98
Thomas Hawksworth .................               1,500            $6.125                 6/30/98
Ralph Iden ........................               1,500            $6.125                 6/30/98
Thomas Mauer ......................               1,250            $6.125                 6/30/98
Buck Workman ......................               1,250            $6.125                 6/30/98
Mary Jane Levin ...................               1,000            $6.125                 6/30/98
Vivian Trapnell ...................               1,000            $6.125                 6/30/98
Julie McLain ......................               1,000            $6.125                 6/30/98
Katie Burger ......................               1,000            $6.125                 6/30/98
Barbara Johnson ...................                 500            $6.125                 6/30/98
Hal Valeche .......................              25,000            $6.125                 6/30/98
Gregory Jordan ....................               3,000            $8.750                  4/8/99
Tom Smith .........................               4,000            $8.750                  4/8/99
Wes Chandler ......................               3,000            $8.750                  4/8/99
Raymond Schakel ...................               1,250            $8.750                  4/8/99
Steve Gould .......................               1,250            $8.750                  4/8/99
Ronnie Cole .......................               1,250            $8.750                  4/8/99
Norman McInis .....................               1,250            $8.750                  4/8/99
Lewis Smith .......................               1,250            $8.750                  4/8/99
Sherman Robertson .................               1,250            $8.750                  4/8/99
Gary Wasney .......................               1,250            $8.750                  4/8/99
Lynn Gohlke .......................               1,000            $8.750                  4/8/99
Barbara Terrell ...................               1,000            $8.750                  4/8/99
Cody Cooper .......................               1,000            $8.750                  4/8/99
Gilbert Guajandro .................               1,250            $8.750                  4/8/99
John Cope .........................               1,000            $8.750                  4/8/99
Melinda Ivy .......................               1,000            $8.750                  4/8/99
Stephanie Cooper ..................               1,000            $8.750                  4/8/99
Jeb McClellan .....................               1,000            $8.750                  4/8/99
Fred Gould ........................               1,250            $8.750                  4/8/99
Richard Pafford ...................               1,000            $8.750                  4/8/99

                                             # OF OPTIONS     EXERCISE PRICE OF
                                             GRANTED UNDER     OPTIONS GRANTED         DATE OF STOCK
            NAME OF PARTY                      AGREEMENT       UNDER AGREEMENT       OPTION AGREEMENT
--------------------------------------       -------------    -----------------      ----------------
Mike Crawford .....................               1,000            $8.750                  4/8/99
John Loden ........................               1,000            $8.750                  4/8/99
Lester Evans ......................               1,000            $8.750                  4/8/99
Liz Reinhardt .....................               1,000            $8.750                  4/8/99
David Saunders ....................               1,000            $8.750                  4/8/99
John Goulant ......................               1,000            $8.750                  4/8/99
Hal Valeche .......................               6,000            $8.750                  4/8/99
Wayne August ......................               3,500            $8.750                  4/8/99
Marc Jacobowitz ...................               3,500            $8.750                  4/8/99
Charlie Moore .....................               3,500            $8.750                  4/8/99
Brian McGinity ....................               3,500            $8.750                  4/8/99
Robert Parker .....................               3,500            $8.750                  4/8/99
J. Preston Claytor ................               3,500            $8.750                  4/8/99
Al Sauer ..........................               3,500            $8.750                  4/8/99
Lyndell Bert ......................               3,000            $8.750                  4/8/99
Tracy Trent .......................               3,000            $8.750                  4/8/99
Al Rojas ..........................               3,000            $8.750                  4/8/99
Mark Garvin .......................               2,500            $8.750                  4/8/99
Brian Smith .......................               1,500            $8.750                  4/8/99
Harry Krog ........................               1,500            $8.750                  4/8/99
R. Mike Bobic .....................               1,500            $8.750                  4/8/99
Jeff Luttermoser ..................               1,500            $8.750                  4/8/99
Dorothy Singer ....................               1,500            $8.750                  4/8/99
Chris Benson ......................               1,500            $8.750                  4/8/99
Robin Bergeron ....................               1,500            $8.750                  4/8/99
David McCloud .....................               1,500            $8.750                  4/8/99
Thomas Hawksworth .................               1,500            $8.750                  4/8/99
Ralph Iden ........................               1,500            $8.750                  4/8/99
Thomas Mauer ......................               1,250            $8.750                  4/8/99
Buck Workman ......................               1,250            $8.750                  4/8/99
M. Jane Levin .....................               1,000            $8.750                  4/8/99
Vivian Trapnell ...................               1,000            $8.750                  4/8/99
Julie McLain ......................               1,000            $8.750                  4/8/99
Katie Burger ......................               1,000            $8.750                  4/8/99
Nancy Goss ........................               1,000            $8.750                  4/8/99
Peter Spoto .......................               1,000            $8.750                  4/8/99
Barbara Johnson ...................                 500            $8.750                  4/8/99

                                             # OF OPTIONS     EXERCISE PRICE OF
                                             GRANTED UNDER     OPTIONS GRANTED         DATE OF STOCK
            NAME OF PARTY                      AGREEMENT       UNDER AGREEMENT       OPTION AGREEMENT
--------------------------------------       -------------    -----------------      ----------------
Pamela Slifka .....................              10,000            $8.750                  4/8/99
Anne Venema .......................               1,500            $8.750                  4/8/99
Marinus van Onselen ...............              25,000            $8.750                  4/8/99
Peter Turrell .....................              15,000            $9.750                10/13/99
Ross Kemp .........................              10,000            $9.750                10/13/99
Garry Molloy ......................              10,000            $9.750                10/13/99
Larry Ross ........................               3,500            $9.750                10/13/99
Ken Dixon .........................               3,500            $9.750                10/13/99
Jim DiJoseph ......................               3,500            $9.750                10/13/99
Shawn Smith .......................               3,500            $9.750                10/13/99
Grant Bailey ......................               3,500            $9.750                10/13/99
Peter Valarde .....................               1,500            $9.750                10/13/99
Ronald Benson .....................               1,500            $9.750                10/13/99
Bert Ruden ........................               1,500            $9.750                10/13/99
Vern Hein .........................               3,000            $9.750                10/13/99
Tim Husel .........................               3,000            $9.750                10/13/99
Dave Shurlock .....................               3,000            $9.750                10/13/99
Eric Carroux ......................               1,500            $9.750                10/13/99
Brent Cheek .......................               1,500            $9.750                10/13/99
Charlie Fukala ....................               1,500            $9.750                10/13/99
Urgel Dostie ......................              10,000            $9.750                10/13/99
John Loisel .......................               3,000            $9.750                10/13/99
Sylvain Perron ....................               3,000            $9.750                10/13/99
Patrick Gregore ...................               3,000            $9.750                10/13/99

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------

* The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001;

         (b) the description of the Registrant's Common Stock filed as a part of the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-45200).

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         Under its Certificate of Incorporation (the "Certificate"), the Company shall indemnify its officers and directors and may indemnify its employees and agents, to the full extent permitted by Delaware law who are a party, or are threatened to be made a party, to an action or proceeding, by reason of the fact that the person serves or served the Company as a director, officer, employee or agent. The Company also is authorized to purchase insurance and enter into indemnification agreements. The Certificate also eliminates the liability of directors and officers to the Company or its stockholders for monetary damages for breach of fiduciary duty except to the extent such exemption from liability or limitation thereof is not permitted under applicable law. This provision does not eliminate the duty of care or loyalty and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director continues to be subject to liability for monetary damages for acts or omissions involving breach of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, unlawful distributions and any transaction from which the director derived an improper personal benefit. The Company believes that these provisions of the Certificate are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See "Exhibit Index" on page II-6 below.

ITEM 9.  UNDERTAKINGS.

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i)  To include any prospectus required by
Section 10(a)(3) of the Act;

                               (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii)        To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on April 9, 2001.

                                       RAILAMERICA, INC.




                                       By: /s/ Gary O. Marino
                                          --------------------------------------
                                       Name:   Gary O. Marino
                                       Title:  Chairman, Chief Executive
                                               Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary O. Marino and Donald D. Redfearn his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                     TITLE                                    DATE
-----------------------------------      ----------------------------------------             -------------
/s/ Gary O. Marino
-----------------------------------      Chairman, Chief Executive Officer and                April 9, 2001
Gary O. Marino                           President (Principal Executive Officer)

/s/ Donald D. Redfearn
-----------------------------------      Chief Administrative Officer, Executive              April 9, 2001
Donald D. Redfearn                       Vice President, Secretary and Director

/s/ Bennett Marks
-----------------------------------      Senior Vice President and Chief                      April 9, 2001
Bennett Marks                            Financial Officer (Principal Financial
                                         and Accounting Officer)

/s/ Richard Rampell
-----------------------------------      Director                                             April 9, 2001
Richard Rampell

/s/ Douglas R. Nichols
-----------------------------------      Director                                             April 9, 2001
Douglas R. Nichols

/s/ Charles Swinburn
-----------------------------------      Director                                             April 9, 2001
Charles Swinburn


           SIGNATURE                                     TITLE                                    DATE
-----------------------------------      ----------------------------------------             -------------
/s/ John H. Sullivan
-----------------------------------      Director                                             April 9, 2001
John H. Sullivan

/s/ Ferd. C. Meyer, Jr.
-----------------------------------      Director                                             April 9, 2001
Ferd. C. Meyer, Jr.

/s/ William G. Pagonis
-----------------------------------      Director                                             April 9, 2001
William G. Pagonis

                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                               DESCRIPTION                                             SEQUENTIAL PAGE NO.
       -------    -----------------------------------------------------------------------           -------------------
          5.1     Opinion of Greenberg Traurig, P.A.

         10.1     RailAmerica, Inc. 1992 Stock Option Plan

         10.2     RailAmerica, Inc. 1995 Stock Incentive Plan

         10.3     RailAmerica, Inc. 1998 Executive Incentive Compensation Plan

         10.4     RailAmerica, Inc. Amended and Restated 1995 Non-Employee
                  Director Stock Option Plan

         10.5     Form of Stock Option Agreement

         10.6     Employment Agreement, made as of March 1, 1994 between the
                  Registrant and Gary O. Marino

         23.1 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

         23.2     Consent of PricewaterhouseCoopers LLP (RailAmerica, Inc.)

         23.3     Consent of Arthur Andersen Langton Clarke (Ferronor)

         24.1 Power of Attorney (included in the Signatures section of this Registration Statement)

----------------